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                                 EXHIBIT INDEX

(k) Consent and Opinion of Counsel regarding legality of securities being registered.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(m)      Calculations of Illustrations for SIG-VUL.

(n)      Consent of Independent Registered Public Accounting Firm.

(r) Power of Attorney to sign amendments to this Registration Statement dated Jan. 2, 2007.